Exhibit 10.1

FORM OF

RATE STABILIZATION PROPERTY PURCHASE AND SALE AGREEMENT

by and between

RSB BONDCO LLC,

Issuer

and

BALTIMORE GAS AND ELECTRIC COMPANY,

Seller

Dated as of ________ __, 2007

TABLE OF CONTENTS

i

EXHIBITS

Exhibit A	Form of Bill of Sale

ii

This RATE STABILIZATION PROPERTY PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of ________ __, 2007, is between RSB BONDCO LLC, a Delaware limited liability company (the “Issuer”), and BALTIMORE GAS AND ELECTRIC COMPANY, a Maryland corporation (together with its successors in interest to the extent permitted hereunder, the “Seller”).

RECITALS

WHEREAS, the Issuer desires to purchase from time to time the Rate Stabilization Property created pursuant to the Rate Stabilization Law;

WHEREAS, the Seller is willing to sell from time to time the Rate Stabilization Property to the Issuer;

WHEREAS, the Issuer, in order to finance the purchase of the Transferred Rate Stabilization Property, will from time to time issue one or more Series of Rate Stabilization Bonds under the Indenture; and

WHEREAS, the Issuer, to secure its obligations under the Rate Stabilization Bonds of each Series and the Indenture, will pledge, among other things, all right, title and interest of the Issuer in and to the Transferred Rate Stabilization Property and this Agreement to the Indenture Trustee for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.  Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Issuer and _________, a _________ banking corporation, in its capacity as indenture trustee (the “Indenture Trustee”) and in its separate capacity as a securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

SECTION 1.02.  Other Definitional Provisions.

(a)           All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)           The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(c)           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE II
CONVEYANCE OF RATE STABILIZATION PROPERTY

SECTION 2.01.  Conveyance of Initial Rate Stabilization Property.  (a) In consideration of the Issuer’s delivery to or upon the order of the Seller of $_______, subject to the conditions specified in Section 2.03, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth herein, all right, title and interest of the Seller in and to the Initial Rate Stabilization Property (such sale, transfer, assignment, setting over and conveyance of the Initial Rate Stabilization Property includes, to the fullest extent permitted by the Rate Stabilization Law, the right to impose, collect and receive Qualified Rate Stabilization Charges and the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Qualified Rate Stabilization Charges related to the Initial Rate Stabilization Property, as the same may be adjusted from time to time).  Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 7-539 of the Rate Stabilization Law, shall be treated as an absolute transfer of all of the Seller’s right, title and interest in and to (as in a true sale), and not as a pledge or other financing of, the Initial Rate Stabilization Property. The Seller and the Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the Initial Rate Stabilization Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right, title and interest in and to the Initial Rate Stabilization Property to the Issuer, and (ii) as provided in Section 7-542 of the Rate Stabilization Law, appropriate notice has been filed and such transfer is perfected against all third parties, including subsequent judicial or other lien creditors.  If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in Section 7-539 of the Rate Stabilization Law, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of such Initial Rate Stabilization Property and as the creation of a security interest (within the meaning of the Rate Stabilization Law and the UCC) in the Initial Rate Stabilization Property and, without prejudice to its position that it has absolutely transferred all of its rights in the Initial Rate Stabilization Property to the Issuer, the Seller hereby grants a security interest in the Initial Rate Stabilization Property to the Issuer (and, to the extent necessary to qualify the grant as a security interest under the Rate Stabilization Law and the UCC, to the Indenture Trustee for the benefit of the Secured Parties to secure the right of the Issuer under the Basic Documents to receive the Qualified Rate Stabilization Charges and all other Initial Rate Stabilization Property).

(b)           Subject to Section 2.03, the Issuer does hereby purchase the Initial Rate Stabilization Property from the Seller for the consideration set forth in Section 2.01(a).

SECTION 2.02.  Conveyance of Subsequent Rate Stabilization Property.  The Seller may from time to time offer to sell, transfer, assign, set over and convey Subsequent Rate Stabilization Property to the Issuer, subject to the conditions specified in Section 2.03.  If any such offer is accepted by the Issuer, such Subsequent Rate Stabilization Property shall be, subject to the satisfaction or waiver of the conditions specified in Section 2.03, sold, transferred, assigned, set over and conveyed to the Issuer effective on the Subsequent Transfer Date specified in the related Addition Notice.  The terms of the Bill of Sale with respect to such Subsequent Rate Stabilization Property shall be binding as if set forth herein.

SECTION 2.03.  Conditions to Conveyance of Rate Stabilization Property.  The obligation of the Issuer to purchase Rate Stabilization Property on any Transfer Date shall be subject to the satisfaction or waiver by the Issuer of each of the following conditions:

(i)           on or prior to such Transfer Date, the Seller shall have delivered to the Issuer a duly executed Bill of Sale identifying the Rate Stabilization Property to be conveyed on that Transfer Date;

(ii)           on or prior to such Transfer Date, the Seller shall have received a Qualified Rate Order creating the Transferred Rate Stabilization Property;

(iii)           as of such Transfer Date, the Seller is not insolvent and will not have been made insolvent by such sale and the Seller is not aware of any pending insolvency with respect to itself;

(iv)           as of such Transfer Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct with the same force and effect as if made on such Transfer Date (except to the extent that they relate to an earlier date); on and as of such Transfer Date, no breach of any covenant or agreement of the Seller contained in this Agreement has occurred and is continuing; and no Servicer Default shall have occurred and be continuing;

(v)           as of such Transfer Date, (A) the Issuer shall have sufficient funds available to pay the purchase price for the Transferred Rate Stabilization Property to be conveyed on such date and (B) all conditions to the issuance of one or more Series of Rate Stabilization Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

(vi)           on or prior to such Transfer Date, the Seller shall have taken all action required to transfer to the Issuer ownership of the Rate Stabilization Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Basic Documents and to perfect such transfer, including, without limitation, filing any statements or filings under the Rate Stabilization Law or the UCC; and the Issuer or the Servicer, on behalf of the Issuer, shall have taken any action required for the Issuer to grant the Indenture Trustee a first priority perfected security interest in the Rate Stabilization Bond Collateral and maintain such security interest as of such date;

(vii)           in the case of a sale of Subsequent Rate Stabilization Property only, on or prior to the Subsequent Transfer Date, the Seller shall have provided the Issuer and the Rating Agencies with a timely Addition Notice;

(viii)                      the Seller shall have delivered to the Rating Agencies and the Issuer any Opinions of Counsel required by the Rating Agencies;

(ix)           the Seller shall have received and delivered to the Issuer and the Indenture Trustee:  (i) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) to the effect that the Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Rate Stabilization Bonds will be treated as debt of the Issuer's sole owner for United States federal income tax purposes, (ii) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) or, if the Seller so chooses, a ruling from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph), in either case to the effect that, for United States federal income tax purposes, the issuance of the Rate Stabilization Bonds will not result in gross income to the Seller and (iii) in the case of a subsequent issuance of Rate Stabilization Bonds only, an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) to the effect that such issuance will not adversely affect the characterization of any then outstanding Rate Stabilization Bonds as obligations of the Issuer's sole owner.  The opinion of outside tax counsel described above may, if the Seller so chooses, be conditioned on the receipt by the Seller of one or more letter rulings from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph) and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such letter rulings and to rely on the representations made, and information supplied, to the Internal Revenue Service in connection with such letter rulings;

(x)           on and as of such Transfer Date, each of the LLC Agreement, the Servicing Agreement, the Administration Agreement, this Agreement, the Indenture, any issued Qualified Rate Order, any issued Tariff and the Rate Stabilization Law shall be in full force and effect;

(xi)           the Rating Agency Condition shall have been satisfied with respect to any outstanding Rate Stabilization Bonds; and

(xii)           the Seller shall have delivered to the Indenture Trustee and the Issuer an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this Section 2.03.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to Section 3.10, the Seller makes the following representations and warranties, as of each Transfer Date, and the Seller acknowledges that the Issuer has relied thereon in acquiring the Transferred Rate Stabilization Property.  The Seller agrees that (i) the Issuer may assign the right to enforce the following representations and warranties to the Indenture Trustee and (ii) the representations and warranties inure to the benefit of the Issuer and the Indenture Trustee.

SECTION 3.01.  Organization and Good Standing.  The Seller is duly organized and validly existing and is in good standing under the laws of the state of its organization, with the requisite corporate or other power and authority to own its properties as such properties are currently owned and to conduct its business as such business is now conducted by it, and has the requisite corporate or other power and authority to obtain Qualified Rate Orders and own, sell, assign and transfer the rights and interests under such Qualified Rate Orders to the Issuer whereupon (subject to the effectiveness of the related Issuance Advice Letter) such rights and interests will become Rate Stabilization Property.

SECTION 3.02.  Due Qualification.  The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

SECTION 3.03.  Power and Authority.  The Seller has the requisite corporate or other power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Seller under its organizational or governing documents and laws.

SECTION 3.04.  Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05.  No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not: (i) conflict with or result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Seller’s organizational documents, or any indenture or other agreement or instrument to which the Seller is a party or by which it or any of its properties is bound; (ii) result in the creation or imposition of any Lien upon any of the Seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted in the Issuer’s favor or any Lien created by the Issuer pursuant to Section 7-542 of the Rate Stabilization Law); or (iii) violate any existing law or any existing order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or its properties.

SECTION 3.06.  No Proceedings.  There are no proceedings pending and, to the Seller’s knowledge, there are no proceedings threatened and, to the Seller’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer or, to the Seller’s knowledge, any other Person: (i) asserting the invalidity of the Rate Stabilization Law, any Qualified Rate Order, this Agreement, any of the other Basic Documents or the Rate Stabilization Bonds of any Series, (ii) seeking to prevent the issuance of the Rate Stabilization Bonds of such Series or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Rate Stabilization Law, any Qualified Rate Order, this Agreement, any of the other Basic Documents or the Rate Stabilization Bonds of any Series or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Rate Stabilization Bonds of any Series as debt.  No petition for a referendum seeking to prevent the Rate Stabilization Law from becoming effective or seeking to repeal the Rate Stabilization Law has been filed.

SECTION 3.07.  Approvals.  Except for UCC financing statement filings and other filings under the UCC and the Rate Stabilization Law, including filings with the Maryland State Department of Assessments and Taxation, no approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement.

SECTION 3.08.  The Transferred Rate Stabilization Property.

(a)           Information.  Subject to subsection (f) below, at each Transfer Date, all written information, as amended or supplemented from time to time, provided by the Seller to the Issuer with respect to the Transferred Rate Stabilization Property (including the Expected Amortization Schedule, the Qualified Rate Order and the final Issuance Advice Letter relating thereto) is true and correct in all material respects.

(b)           Title.  It is the intention of the parties hereto that (other than for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes) the transfers and assignments herein contemplated each constitute a sale and absolute transfer of the Transferred Rate Stabilization Property from the Seller to the Issuer and that no interest in, or right or title to, the Transferred Rate Stabilization Property shall be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  No portion of the Transferred Rate Stabilization Property has been sold, transferred, assigned or pledged or otherwise conveyed by the Seller to any Person other than the Issuer, and no security agreement, financing statement or equivalent security or lien instrument listing the Seller as debtor covering all or any part of the Transferred Rate Stabilization Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made in favor of the Issuer or the Secured Parties in connection with the Basic Documents.  The Seller has not authorized the filing of and is not aware (after due inquiry) of any financing statement against it  that includes a description of collateral including the Transferred Rate Stabilization Property other than any financing statement filed, recorded or made in favor of the Issuer or the Secured Parties in connection with the Basic Documents.  The Seller is not aware (after due inquiry) of any judgment or tax lien filings against either the Seller or the Issuer.  At each applicable Transfer Date, immediately prior to the sale of such Transferred Rate Stabilization Property hereunder, the Seller is the original and the sole owner of such Transferred Rate Stabilization Property free and clear of all Liens and rights of any other Person, and no offsets, defenses or counterclaims exist or have been asserted with respect thereto.

(c)           Transfer Filings.  On such Transfer Date, immediately upon the sale hereunder, the Transferred Rate Stabilization Property shall be validly transferred and sold to the Issuer, the Issuer shall own all such Transferred Rate Stabilization Property free and clear of all Liens (except for any Lien created in favor of the Secured Parties pursuant to Section 7-542 of the Rate Stabilization Law or any Lien that may be granted under the Basic Documents) and all filings and action to be made or taken by the Seller (including, without limitation, filings with the Maryland State Department of Assessments and Taxation under the Rate Stabilization Law) necessary in any jurisdiction to give the Issuer a perfected ownership interest (subject to any Lien created in favor of the Secured Parties pursuant to Section 7-542 of the Rate Stabilization Law and any Lien that may be granted under the Basic Documents) in the Transferred Rate Stabilization Property have been made or taken.  No further action is required to maintain such ownership interest (subject to any Lien created in favor of the Secured Parties pursuant to Section 7-542 of the Rate Stabilization Law and any Lien that may be granted under the Basic Documents) and to give the Indenture Trustee a first priority perfected security interest in the Transferred Rate Stabilization Property.  All filings and action have also been made or taken to perfect the security interest in the Transferred Rate Stabilization Property granted by the Seller to the Issuer (subject to any Lien created in favor of the Secured Parties pursuant to Section 7-542 of the Rate Stabilization Law and any Lien that may be granted under the Basic Documents) and, to the extent necessary, the Indenture Trustee pursuant to Section 2.01, in the case of the Initial Rate Stabilization Property, or Section 2.02, in the case of Subsequent Rate Stabilization Property.

(d)           Qualified Rate Order, Issuance Advice Letter and Tariff; Other Approvals.  On each Transfer Date, under the laws of the State of Maryland (including the Rate Stabilization Act) and the United States in effect on such Transfer Date, (i) the Rate Stabilization Law is in full force and effect; (ii) the Qualified Rate Order pursuant to which the rights and interests of the Seller, including the right to impose, collect and receive the Qualified Rate Stabilization Charges and, in and to the Rate Stabilization Property transferred on such date, have been created, is Final and non-appealable and is in full force and effect; (iii) as of the issuance of the Rate Stabilization Bonds, the Rate Stabilization Bonds are entitled to the protection provided in the Rate Stabilization Law and, accordingly, the Qualified Rate Order, the Qualified Rate Stabilization Charges and the Issuance Advice Letter are not revocable by the PSC; (iv) as of the issuance of the Rate Stabilization Bonds, the Tariff is in full force and effect and is not subject to modification by the PSC except as provided under Sections 7-531, 7-533 and 7-534 of the Rate Stabilization Law; (v) the process by which the Qualified Rate Order creating the Rate Stabilization Property transferred on such date was adopted and approved, and such Qualified Rate Order, Issuance Advice Letter and Tariff themselves, comply with all applicable laws, rules and regulations; (vi) the Issuance Advice Letter and the Tariff relating to the Rate Stabilization Property transferred on such date have been filed in accordance with the Qualified Rate Order creating the Rate Stabilization Property transferred on such date and an officer of the Seller has provided the certification to the PSC required by the Issuance Advice Letter; and (vii) no other approval, authorization, consent, order or other action of, or filing with, any Governmental Authority, is required in connection with the creation of the Rate Stabilization Property transferred on such date, except those that have been obtained or made.

(e)           State Action.  Under the Rate Stabilization Law, the State of Maryland has pledged, for the benefit and protection of financing parties and BGE, that it will not take or allow any action that would impair the value of the Rate Stabilization Property transferred on such date, or, except as allowed in accordance with Sections 7-531, 7-533 and 7-534 of the Rate Stabilization Law, reduce, alter or impair the Qualified Rate Stabilization Charges to be imposed, collected, and remitted to financing parties until the principal, interest and premium and any other charges incurred and contracts to be performed in connection with the Rate Stabilization Bonds of such Series relating to such Rate Stabilization Property have been paid and performed in full.  Under the laws of the United States, neither the State of Maryland nor the PSC could constitutionally take any action of a legislative character including the repeal or amendment of the Rate Stabilization Law, which would substantially limit, alter or impair the Rate Stabilization Property or other rights vested in the Holders pursuant to the Qualified Rate Order or substantially limit, alter or reduce the value or amount of the Rate Stabilization Property, unless such action is a reasonable exercise of the sovereign powers of the State of Maryland and of a character reasonable and appropriate to further a significant and legitimate public purpose, and, under the takings clauses of the United States and Maryland Constitutions, the State of Maryland could not repeal or amend the Rate Stabilization Law, and neither the State of Maryland nor the PSC could take any other action in contravention of the pledge quoted above without paying just compensation to the Holders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the Holders in the Rate Stabilization Property and deprive the Holders of their reasonable expectations arising from their investments in the Rate Stabilization Bonds.  The Seller, however, does not represent or warrant that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the Rate Stabilization Bonds.

(f)           Assumptions.  On each Transfer Date, based upon the information available to the Seller on such date, the assumptions used in calculating the Qualified Rate Stabilization Charges are reasonable and are made in good faith.  Notwithstanding the foregoing, the Seller makes no representation or warranty, express or implied, that amounts actually collected arising from those Qualified Rate Stabilization Charges will in fact be sufficient to meet the payment obligations on the related Rate Stabilization Bonds or that the assumptions used in calculating such Qualified Rate Stabilization Charges will in fact be realized.

(g)           Creation of Rate Stabilization Property.  Upon the effectiveness of the Qualified Rate Order, the Issuance Advice Letter and the Tariff with respect to the Transferred Rate Stabilization Property and the transfer of such Rate Stabilization Property pursuant to this Agreement: (i) the rights and interests of the Seller under the Qualified Rate Order, including the right to impose, collect and receive the Qualified Rate Stabilization Charges established in the Qualified Rate Order, become Rate Stabilization Property; (ii) the Transferred Rate Stabilization Property constitutes a present property right vested in the Issuer; (iii) the Transferred Rate Stabilization Property includes  (A) the right, title and interest of the Seller in the Qualified Rate Order and the Qualified Rate Stabilization Charges and (B) the right to impose, collect and obtain periodic adjustments (with respect to adjustments, in the manner and with the effect provided in Section 4.01(b) of the Servicing Agreement) of such Qualified Rate Stabilization Charges, and the rates and other charges authorized by the Qualified Rate Order and all revenues, collections, claims, payments, money or proceeds of or arising from the Qualified Rate Stabilization Charges; (iv) the owner of the Transferred Rate Stabilization Property is legally entitled to bill Qualified Rate Stabilization Charges and collect payments in respect of the Qualified Rate Stabilization Charges in the aggregate sufficient to pay the interest on and principal of the Rate Stabilization Bonds of such Series in accordance with the Indenture, to pay the fees and expenses of servicing the Rate Stabilization Bonds of such Series, to replenish the Capital Subaccount to the Required Capital Level until the Rate Stabilization Bonds of such Series are paid in full or until the last date permitted for the collection of payments in respect of the Qualified Rate Stabilization Charges under the Qualified Rate Order, whichever is earlier, and the other provisions of the Qualified Rate Order do not prohibit the owner of the Transferred Rate Stabilization Property from obtaining adjustments and effecting allocations to the Qualified Rate Stabilization Charges in order to collect payments of such amounts; and (v) the Transferred Rate Stabilization Property is not subject to any Lien other than the Lien created by the Basic Documents.

(h)           Nature of Representations and Warranties.  The representations and warranties set forth in this Section 3.08, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Rate Stabilization Bonds, and to reflect the parties’ agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents, on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

(i)           Prospectus.  As of the date hereof, the information describing the Seller under the caption “The Seller, Initial Servicer and Sponsor” in the prospectus dated ________ __, 2007 relating to the Rate Stabilization Bonds is true and correct in all material respects.

(j)           Solvency.  After giving effect to the sale of the Rate Stabilization Property hereunder, the Seller:

(i)           is solvent and expects to remain solvent;

(ii)           is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purpose;

(iii)           is not engaged in nor does it expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

(iv)           reasonably believes that it will be able to pay its debts as they come due; and

(v)           is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

(k)           No Court Order.  There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Rate Stabilization Law, the Qualified Rate Order, the Issuance Advice Letter, the Transferred Rate Stabilization Property or the Qualified

Rate Stabilization Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Qualified Rate Order.

SECTION 3.09.  Survival of Representations and Warranties  The representations and warranties set forth in this Article III shall survive the execution and delivery of this Agreement, shall be deemed re-made on each Transfer Date and may not be waived by any party hereto except pursuant to a written agreement executed in accordance with Article VI and as to which the Rating Agency Condition has been satisfied.

SECTION 3.10.  Limitations on Representations and Warranties.  Without prejudice to any of the other rights of the parties, the Seller will not be in breach of any representation or warranty, as a result of a change in law by means of any legislative enactment, constitutional amendment, voter initiative or referendum.  THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT BILLED QUALIFIED RATE STABILIZATION CHARGES WILL BE ACTUALLY COLLECTED FROM CUSTOMERS.

ARTICLE IV
COVENANTS OF THE SELLER

SECTION 4.01.  Existence.  Subject to its rights and obligations under Section 5.02, so long as any of the Rate Stabilization Bonds of any Series are Outstanding, the Seller (a) will keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby or to the extent necessary for the Seller to perform its obligations hereunder or thereunder and (c) will continue to operate its electric transmission and distribution system to provide electric delivery service to Customers located within its service territory, as such service territory was defined at the time of issuance of the Qualified Rate Order (or, if transmission and distribution are split, to provide distribution service directly to such Customers).

SECTION 4.02.  No Liens.  Except for the conveyances hereunder or any Lien under Section 7-542 of the Rate Stabilization Law for the benefit of the Issuer (as the Issuer) and the Secured Parties, the Seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any Lien on, any of the Transferred Rate Stabilization Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and the Indenture Trustee, on behalf of the Secured Parties, in, to and under the Transferred Rate Stabilization Property against all claims of third parties claiming through or under the Seller.  BGE, in its capacity as Seller, will not at any time assert any Lien against, or with respect to, any of the Transferred Rate Stabilization Property.

SECTION 4.03.  Delivery of Collections.  In the event that the Seller receives Collections in respect of the Qualified Rate Stabilization Charges or the proceeds thereof other than in its capacity as the Servicer, the Seller agrees to remit to the Servicer, on behalf of the

Issuer, all payments received by it in respect thereof as soon as practicable after receipt thereof.  Prior to such remittance to the Servicer by the Seller, the Seller agrees that such amounts are held by it in trust for the Issuer and the Indenture Trustee.  If the Seller becomes a party to any future trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables, the Seller and the other parties to such arrangement shall enter into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude Qualified Rate Stabilization Charges from any receivables or other assets pledged or sold under such arrangement.

SECTION 4.04.  Notice of Liens.  The Seller shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any of the Transferred Rate Stabilization Property, other than the conveyances hereunder, any Lien under the Basic Documents or any Lien under Section 7-542 of the Rate Stabilization Law or the UCC for the benefit of the Issuer or the Secured Parties.

SECTION 4.05.  Compliance with Law.  The Seller hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to it, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Indenture Trustee’s interests in the Transferred Rate Stabilization Property or under any of the other Basic Documents to which the Seller is party or the Seller’s performance of its obligations hereunder or under any of the other Basic Documents to which it is party.

SECTION 4.06.  Covenants Related to Rate Stabilization Bonds and Rate Stabilization Property.

(a)           So long as any of the Rate Stabilization Bonds are outstanding, the Seller shall treat the Rate Stabilization Bonds as debt for all purposes and specifically as debt of the Issuer, other than for financial reporting, state or federal regulatory or tax purposes or as required under the Public Utility Holding Company Act of 2005 and the Federal Power Act.

(b)           Solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, so long as any of the Rate Stabilization Bonds are outstanding, the Seller agrees to treat the Rate Stabilization Bonds as indebtedness of the Seller (as the sole owner of the Issuer) secured by the Rate Stabilization Bond Collateral unless otherwise required by appropriate taxing authorities.

(c)           So long as any of the Rate Stabilization Bonds are outstanding, the Seller shall disclose in its financial statements that the Issuer and not the Seller is the owner of the Transferred Rate Stabilization Property and that the assets of the Issuer are not available to pay creditors of the Seller or its Affiliates (other than the Issuer).

(d)           So long as any of the Rate Stabilization Bonds are outstanding, the Seller shall not own or purchase any Rate Stabilization Bonds.

(e)           So long as the Rate Stabilization Bonds are outstanding, the Seller shall disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles.

(f)           The Seller agrees that, upon the sale by the Seller of the Transferred Rate Stabilization Property to the Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, including applicable Requirements of Law, the Issuer shall have all of the rights originally held by the Seller with respect to the Transferred Rate Stabilization Property, including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any Customer or Third-Party Collector in respect of the Transferred Rate Stabilization Property, notwithstanding any objection or direction to the contrary by the Seller (and the Seller agrees not to make any such objection or to take any such contrary action) and (ii) any payment by any Customer or Third-Party Collector directly to the Issuer shall discharge such Customer’s or Third-Party Collector’s obligations, if any, to the Seller in respect of the Transferred Rate Stabilization Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

(g)           So long as any of the Rate Stabilization Bonds are outstanding, (i) in all proceedings relating directly or indirectly to the Transferred Rate Stabilization Property, the Seller shall affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), (ii) the Seller shall not make any statement or reference in respect of the Transferred Rate Stabilization Property that is inconsistent with the ownership interest of the Issuer (other than for financial accounting or tax purposes or as required under the Public Utility Holding Company Act of 2005 and the Federal Power Act), (iii) the Seller shall not take any action in respect of the Transferred Rate Stabilization Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the other Basic Documents, (iv) the Seller shall not sell Rate Stabilization Property under a separate Qualified Rate Order in connection with the issuance of additional Rate Stabilization Bonds unless the Rating Agency Condition shall have been satisfied, and (v) neither the Seller nor the Issuer shall take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, as a disregarded entity that is not separate from the Seller (or, if relevant, from another sole owner of the Issuer).

SECTION 4.07.  Protection of Title.  The Seller shall execute and file such filings, including, without limitation, filings with the Maryland State Department of Assessments and Taxation pursuant to the Rate Stabilization Law and filings required under the UCC, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law to fully preserve, maintain, protect and perfect the ownership interest of the Issuer and the Indenture Trustee in the Transferred Rate Stabilization Property, including, without limitation, all filings required under the Rate Stabilization Law and the UCC relating to the transfer of the ownership of the rights and interest in the Transferred Rate Stabilization Property by the Seller to the Issuer or the pledge of the Issuer’s interest in such Transferred Rate Stabilization Property to the Indenture Trustee. The Seller shall deliver or cause to be delivered to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel performance by the PSC, the State of Maryland or any of their respective agents, of any of their obligations or duties under the Rate Stabilization Law, any Qualified Rate Order or any Issuance Advice Letter, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary (i) to protect the Issuer and the Secured Parties from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III or any covenant set forth in Article IV and (ii) to block or overturn any attempts to cause a repeal, modification or amendment of the Rate Stabilization Law, the Qualified Rate Order, any Issuance Advice Letter or the rights of Holders by legislative enactment or constitutional amendment that would be materially adverse to the Issuer or the Secured Parties or which would otherwise cause an impairment of the rights of the Issuer or the Secured Parties.  The costs of any action described in this Section 4.07 shall be payable from the Collection Account as an Operating Expense in accordance with Section 8.02(e) of the Indenture.  The Seller’s obligations pursuant to this Section 4.07 shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Seller may be required initially to advance its own funds to satisfy its obligations hereunder).

SECTION 4.08.  Nonpetition Covenants.  Notwithstanding any prior termination of this Agreement or the Indenture, the Seller, solely in its capacity as a creditor of the Issuer, shall not, prior to the date which is one year and one day after the termination of the Indenture and payment in full of the Rate Stabilization Bonds or any other amounts owed under the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Government Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 4.09.  Taxes.  So long as any of the Rate Stabilization Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Transferred Rate Stabilization Property; provided that no such tax need be paid if the Seller or one of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

SECTION 4.10.  Issuance Advice Letter.  The Seller hereby agrees not to withdraw the filing of any Issuance Advice Letter with the PSC.

SECTION 4.11.  Tariff.  The Seller hereby agrees to make all reasonable efforts to keep each Tariff in full force and effect at all times.

SECTION 4.12.  Notice of Breach to Rating Agencies, Etc.  Promptly after obtaining knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of the Seller’s representations, warranties or covenants contained herein, the Seller shall promptly notify the Issuer, the Indenture Trustee and the Rating Agencies of such breach.  For the avoidance of doubt, any breach which would adversely affect scheduled payments on the Rate Stabilization Bonds will be deemed to be a material breach for purposes of this Section 4.12.

SECTION 4.13.  Use of Proceeds.  The Seller shall use the proceeds of the sale of the Rate Stabilization Property in accordance with the Qualified Rate Order and the Rate Stabilization Law.

SECTION 4.14.  Further Assurances.  Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectually the provisions and purposes of this Agreement.

ARTICLE V
THE SELLER

SECTION 5.01.  Liability of Seller; Indemnities.

(a)           The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b)           The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Bondholders as a result of their ownership of a Rate Stabilization Bond) that may at any time be imposed on or asserted against any such Person as a result of the sale of the Transferred Rate Stabilization Property to the Issuer, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Rate Stabilization Bond.

(c)           The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Bondholders as a result of their ownership of a Rate Stabilization Bond) that may at any time  be imposed on or asserted against any such Person as a result of the Issuer’s ownership and assignment of the Transferred Rate Stabilization Property, the issuance and sale by the Issuer of the Rate Stabilization Bonds or the other transactions contemplated in the Basic Documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Rate Stabilization Bond.

(d)           The Seller shall indemnify the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against all Losses that may be imposed on, incurred by or asserted against each such Person, in each such case, as a result of the Seller’s breach of any of its representations, warranties or covenants contained in this Agreement.

(e)           Indemnification under Sections 5.01(b), 5.01(c), 5.01(d) and 5.01(f) shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses), except as otherwise expressly provided in this Agreement.

(f)           The Seller shall indemnify the Indenture Trustee (for itself) and the Independent Managers, and any of their respective affiliates, officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Losses incurred by any of such Indemnified Persons as a result of the Seller’s breach of any of its representations and warranties or covenants contained in this Agreement, except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Seller’s breach. The Seller shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the prior written consent of the Seller which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Seller under this Section 5.01(f), notify the Seller in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Seller shall relieve the Seller from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.01(f) only to the extent that the Seller suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 5.01(f), the Seller shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Seller shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Seller’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Seller shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Seller and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, (ii) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Seller shall authorize the Indemnified Person to employ separate counsel at the expense of the Seller or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing.  Notwithstanding the foregoing, the Seller shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons collectively other than one local counsel, if appropriate.

(g)           The Seller shall indemnify the Servicer (if the Servicer is not the Seller) for the costs of any action instituted by the Servicer pursuant to Section 5.02(d) of the Servicing Agreement which are not paid as Operating Expenses in accordance with the priorities set forth in Section 8.02(e) of the Indenture.

(h)           The remedies provided in this Agreement are the sole and exclusive remedies against the Seller for breach of its representations and warranties in this Agreement.

(i)           Indemnification under this Section 5.01 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Rate Stabilization Law or any Qualified Rate Order and shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement and will rank in priority with other general, unsecured obligations of the Seller.

SECTION 5.02.  Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller.  Any Person (a) into which the Seller may be merged, converted or consolidated and which is a Permitted Successor, (b) that may result from any merger, conversion or consolidation to which the Seller shall be a party and which is a Permitted Successor, (c) that may succeed to the properties and assets of the Seller substantially as a whole and which is a Permitted Successor, (d) which is a successor entity resulting from the division of the Seller into two or more Persons and which is a Permitted Successor, or (e) which otherwise succeeds to all or substantially all of the electric transmission and distribution business of the Seller (or, if transmission and distribution are not provided by a single entity, which provides electric delivery service directly to Customers located in BGE’s  service territory as it existed on the date of adoption of the Qualified Rate Order) (a “Permitted Successor”) and which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Seller hereunder (including the Seller’s obligations under Section 5.01 incurred at any time prior to or after the date of such assumption), shall be the successor to the Seller under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Article III or Article IVshall be breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, merger, division or succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Opinion of Counsel from external counsel of the Seller either (A) stating that, in the opinion of such counsel, all filings to be made by the Seller and the Issuer, including filings with the PSC pursuant to the Rate Stabilization Law, have been authorized, executed and filed that are necessary to fully preserve and protect the respective interest of the Issuer and the Indenture Trustee in all of the Transferred Rate Stabilization Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests, (iv) the Seller shall have delivered to the Issuer, the Indenture Trustee, the Rating Agencies and the PSC an Opinion of Counsel from independent tax counsel stating that, for federal income tax purposes, such consolidation, conversion, merger, division or succession and such agreement of assumption will not result in a material federal income tax consequence to the Issuer or the Holders of Rate Stabilization Bonds and (v) the Seller shall have given the Rating Agencies prior written notice of such transaction. When any Person (or more than one Person) acquires the properties and assets of the Seller substantially as a whole or otherwise becomes the successor, whether by merger, conversion, consolidation, sale, transfer, lease, management contract or otherwise, to all or substantially all of the electric transmission and distribution business of the Seller (or, if transmission and distribution are not provided by a single entity, provides electric delivery service directly to Customers located in BGE’s service territory as it existed on the date of issuance of the Qualified Rate Order) in accordance with the terms of this Section 5.02, then upon satisfaction of all of the other conditions of this Section 5.02, the preceding Seller shall automatically and without further notice be released from all of its obligations hereunder.

SECTION 5.03.  Limitation on Liability of Seller and Others.  The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder.  Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE VI
MISCELLANEOUS PROVISIONS

SECTION 6.01.  Amendment.  This Agreement may be amended in writing by the Seller and the Issuer, with (i) the prior written consent of the Indenture Trustee, (ii) the satisfaction of the Rating Agency Condition and (iii) if any amendment would adversely affect in any material respect the interest of any Holder of the Rate Stabilization Bonds, the consent of a majority of the Holders of each affected Tranche or Series of Rate Stabilization Bonds.  Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel from external counsel of the Seller stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 3.01(c)(i) of the Servicing Agreement. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 6.02.  Reserved.

SECTION 6.03.  Notices.  All demands, notices and communications upon or to the Seller, the Issuer, the Indenture Trustee, or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing, and delivered  personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission:

(a)           in the case of the Seller, to Baltimore Gas and Electric Company, at 110 W. Fayette Street, Baltimore, Maryland 21201-3707, Attention: ___________, Telephone: (410) 685-0123, Facsimile:  __________;

(b)           in the case of the Issuer, to RSB BondCo LLC at Suite 202, 103 Foulk Road, Wilmington, Delaware 19803, Attention: [Manager], Telephone: (302) 691-6409, Facsimile:  (302) 652-8667;

(c)           in the case of the Indenture Trustee, to the Corporate Trust Office;

(d)           in the case of the PSC, William D. Schaefer Tower, 6 St. Paul Street, 12th Floor, Baltimore, Maryland 21202,  Attention: _______, Telephone: (410) 767-8000, Facsimile: ________;

(e)           in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, Telephone: (212) 553-3686, Facsimile: (212) 553-0573;

(f)           in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department, Telephone: (212) 438-2000, Facsimile: (212) 438-2665;

(g)           in the case of Fitch, to Fitch Ratings, One State Street Plaza, New York, NY 10004, Attention: ABS Surveillance, Telephone: (212) 908-0500, Facsimile: (212) 908-0355; or

(h)           as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 6.04.  Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

SECTION 6.05.  Limitations on Rights of Third Parties.  The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Rate Stabilization Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 6.06.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.07.  Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.08.  Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 6.09.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.10.  Assignment to Indenture Trustee.  The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under this Agreement, the Transferred Rate Stabilization Property and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties.

SECTION 6.11.  Limitation of Liability.  It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Secured Parties, in the exercise of the powers and authority conferred and vested in it.  The Indenture Trustee in acting hereunder is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 6.12.  Waivers.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that no such waiver delivered by the Issuer shall be effective unless the Indenture Trustee has given its prior written consent thereto.  Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party.  The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

RSB BONDCO LLC, as Issuer
By:
Name: Title:

BALTIMORE GAS AND ELECTRIC COMPANY, as Seller
By:
Name: Title:

ACKNOWLEDGED AND ACCEPTED: _________, as Indenture Trustee
By:
Name:
Title:

Signature Page to
Rate Stabilization Property Purchase and Sale Agreement

EXHIBIT A

FORM OF BILL OF SALE

This Bill of Sale is being delivered pursuant to the Rate Stabilization Property Purchase and Sale Agreement, dated as of ________ __, 2007 (the “Sale Agreement”), by and between Baltimore Gas and Electric Company (the “Seller”) and RSB BondCo LLC (the “Issuer”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement.

In consideration of the Issuer’s delivery to or upon the order of the Seller of $[_____], the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth in the Sale Agreement, all right, title and interest of the Seller in and to the [Initial][Subsequent] Rate Stabilization Property identified on Schedule 1 hereto (such sale, transfer, assignment, setting over and conveyance of the [Initial][Subsequent] Rate Stabilization Property includes, to the fullest extent permitted by the Rate Stabilization Law, the right to impose, collect and receive Qualified Rate Stabilization Charges and the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Qualified Rate Stabilization Charges related to the [Initial][Subsequent] Rate Stabilization Property, as the same may be adjusted from time to time).  Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 7-539 of the Rate Stabilization Law and other applicable law, shall be treated as an absolute transfer of all of the Seller’s right, title and interest in and to (as in a true sale), and not as a pledge or other financing of, the [Initial][Subsequent] Rate Stabilization Property. The Seller and the Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the [Initial][Subsequent] Rate Stabilization Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right in and to the [Initial][Subsequent] Rate Stabilization Property to the Issuer, and (ii) as provided in Section 7-542 of the Rate Stabilization Law, appropriate notice has been filed and such transfer is perfected against all third parties, including subsequent judicial or other lien creditors.  If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in Section 7-539 of the Rate Stabilization Law, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of such [Initial][Subsequent] Rate Stabilization Property and as the creation of a security interest (within the meaning of the Rate Stabilization Law and the UCC) in the [Initial][Subsequent] Rate Stabilization Property and, without prejudice to its position that it has absolutely transferred all of its rights in the [Initial][Subsequent] Rate Stabilization Property to the Issuer, the Seller hereby grants a security interest in the [Initial][Subsequent] Rate Stabilization Property to the Issuer (and, to the extent necessary to qualify the grant as a security interest under the Rate Stabilization Law and the UCC, to the Indenture Trustee for the benefit of the Secured Parties to secure the right of the Issuer under the Basic Documents to receive the Qualified Rate Stabilization Charges and all other [Initial][Subsequent] Rate Stabilization Property).

EXHIBIT A
1

The Issuer does hereby purchase the [Initial][Subsequent] Rate Stabilization Property from the Seller for the consideration set forth in the preceding paragraph.

The Seller and the Issuer each acknowledge and agree that the purchase price for the [Initial][Subsequent] Rate Stabilization Property sold pursuant to this Bill of Sale and the Sale Agreement is equal to its fair market value at the time of sale.

The Seller confirms that (i) each of the representations and warranties on the part of the Seller contained in the Sale Agreement are true and correct in all respects on the date hereof as if made on the date hereof and (ii) each condition precedent that must be satisfied under Section 2.03 of the Sale Agreement has been satisfied upon or prior to the execution and delivery of this Bill of Sale by the Seller.1

This Bill of Sale may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

THIS BILL OF SALE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

1           If any representations or warranties require modification with respect to Subsequent Rate Stabilization Property as a result of provisions in the Qualified Rate Order, then such modifications should be set forth in this Bill of Sale (it being understood that any such modifications must be agreed to by the parties and approved by the Rating Agencies prior to the time additional Rate Stabilization Bonds are issued).

EXHIBIT A
2

IN WITNESS WHEREOF, the Seller and the Issuer have duly executed this Bill of Sale as of the ___ day of ___________, ______.

RSB BONDCO LLC
By:
Name: Title:

BALTIMORE GAS AND ELECTRIC COMPANY
By:
Name: Title:

EXHIBIT A
3

SCHEDULE 1
to
BILL OF SALE

[INITIAL][SUBSEQUENT] RATE STABILIZATION PROPERTY

EXHIBIT A
4